UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrant’s under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 16, 2008, Warner Music Group Corp. (“WMG”) issued a press release to announce that, effective immediately, Lyor Cohen and Michael Fleisher have each been promoted to Vice Chairman and Steven Macri has been named Chief Financial Officer.

Lyor Cohen has been named Vice Chairman, Warner Music Group Corp. and Chairman and CEO, Recorded Music – Americas and the U.K. In his new position, Mr. Cohen will add oversight of WMG’s U.K. and Latin American recorded music operations to his current responsibilities in the U.S. and Canada.

Michael D. Fleisher has been named WMG’s Vice Chairman, Strategy and Operations. In his new position, Mr. Fleisher will oversee global corporate strategy and operations and will lead the transformation of WMG’s business models and operational processes. He will also continue to lead corporate development as well as the company’s investor relations and information technology departments.

Steven Macri has been named Executive Vice President and Chief Financial Officer of WMG. In his new position, he will be responsible for the company’s worldwide financial operations. Mr. Macri, age 39, has served as WMG’s Senior Vice President and Global Controller since February 2005. Prior to joining WMG, he held the position of Vice President Finance at Thomson Learning (now Cengage Learning), which was a division of The Thomson Corporation. From 1998 to 2004, Mr. Macri held various financial and business development positions at Gartner, Inc. including SVP, Business Planning and Operations and SVP, Controller.

Mr. Macri has entered into an employment agreement with Warner Music Inc. (the “Company”) dated as of July 21, 2008. The employment agreement, among other things, includes the following: (i) the term of Mr. Macri’s employment agreement shall end on December 31, 2012 and (ii) upon elevation to the position of Chief Financial Officer, an annual base salary of $600,000 and a target bonus of $600,000.

In the event the Company terminates his employment agreement for any reason other than for cause or if Mr. Macri terminates his employment for good reason, each as defined in the agreement, Mr. Macri will be entitled to severance benefits equal to: (i) $1,200,000; (ii) a pro-rated target bonus; and (iii) continued participation in the Company’s group health and life insurance plans for up to one year after termination.

The employment agreement also contains standard covenants relating to confidentiality and a one-year post-employment non-solicitation covenant.

In addition, pursuant to the terms of Mr. Macri’s employment agreement, he received an award of 175,000 stock options of WMG. The option grant was made under WMG’s Amended and Restated 2005 Omnibus Award Plan (the “Plan”). Pursuant to WMG policy, the options were granted on August 15, 2008, the first 15 th of the month following approval of the grant by the Compensation Committee and execution of the employment agreement, and the exercise price of the options is the “fair market value” of the WMG common stock as defined in the Plan, which is the closing price on the NYSE on the grant date or the last preceding date if there is no such sale on that date. The exercise price of the options is $7.56 per share, which was the closing price on August 15, 2008. The options will generally vest 25% a year over four years (subject to continued employment) and will have a term of ten years.

Mr. Macri’s employment agreement is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are included as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Letter Agreement, dated as of July 21, 2008, between Warner Music Inc. and Steven Macri.

99.1	Press Release of Warner Music Group Corp. dated September 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: September 16, 2008	By:	/s/ Paul Robinson
Paul Robinson
EVP and General Counsel

WMG Acquisition Corp.

Date: September 16, 2008	By:	/s/ Paul Robinson
Paul Robinson
EVP and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated as of July 21, 2008, between Warner Music Inc. and Steven Macri.

99.1	Press Release of Warner Music Group Corp. dated September 16, 2008.

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